UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) January 5, 2006
                                                        ----------------------
                               GSE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)

                 0-26494                        52-1868008
                -----------                     -----------
        (Commission File Number)        (I.R.S. Employer Identification No.)


             7133 Rutherford Rd., Suite 200, Baltimore, MD 21244
        --------------------------------------------------------------
              (Address of principal executive office and zip code)

                              (410) 277-3740
                           -----------------------
               Registrant's telephone number, including area code



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

     [    ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

     [    ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

     [    ] Pre-commencement  communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d - 2(b))

     [    ] Pre-commencement  communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e - 4 (c))

Item 1.01 Entering into a Material Definitive

     On January 3, 2006, the Company received a material contract from the Emirates Simulation Academy, LLC, located in the United Arab Emirates. The contract value is approximately $15 million and is for five real-time, high fidelity training simulators including a gas turbine power plant simulator, a desalination plant simulator, a combined cycle plant simulator, a petroleum refinery simulator and an oil platform simulator. In addition, GSE will develop the training programs associated with the simulators, as well as the development of traditional classroom and online training content.

     The Emirates Simulation Academy, LLC is a three party venture that includes Al Qudra Holding PJSC (Al Qudra) of the United Arab Emirates, the Centre of Excellence for Applied Research and Training (CERT) of the United Arab Emirates and GSE.

Item 9.01 Financial Statements and Exhibits
        (c) Exhibits

99.1 Press Release of GSE Systems dated January 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               GSE SYSTEMS, INC.

Date:  January  6, 2006 /s/  Jeffery  G. Hough
                        ----------------------
                             Jeffery  G.  Hough
                             Senior  Vice President and CFO

                                 EXHIBIT INDEX
Exhibit No.             Description
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         99.1 Press release of GSE Systems, Inc. dated January 5, 2006